EXHIBIT 4
                                                                       ---------



                               AMENDMENT NO. 1 TO
                             CO-INVESTMENT AGREEMENT

         Amendment No. 1 (the "AMENDMENT NO. 1"), dated as of July 26, 2002, to the CO-INVESTMENT AGREEMENT (the "CO-INVESTMENT AGREEMENT") dated as of June 23, 2002, by and among PROMETHEUS SOUTHEAST RETAIL TRUST ("PSRT"), a Maryland real estate investment trust, KIMKON INC. ("KI"), a Delaware corporation, PSCO ACQUISITION CORP. ("NEWCO"), a Maryland corporation, LF STRATEGIC REALTY INVESTORS II L.P., a Delaware limited partnership, LFSRI II-CADIM ALTERNATIVE PARTNERSHIP L.P., a Delaware limited partnership, LFSRI II ALTERNATIVE PARTNERSHIP L.P., a Delaware limited partnership, and KIMCO REALTY CORPORATION, a Maryland corporation. All capitalized terms which are used but not otherwise defined herein shall have the meanings specified to such terms in the Co-Investment Agreement.

         WHEREAS, concurrently with the execution of the Co-Investment Agreement, Newco and Konover Property Trust, Inc. ("TARGET"), a Maryland corporation, entered into an Agreement and Plan of Merger, dated as of June 23, 2002 (the "MERGER AGREEMENT"), pursuant to which Newco will merge with and into Target (the "Merger"), with Target as the surviving corporation (the "SURVIVING CORPORATION"), on the terms and subject to the conditions set forth therein;

         WHEREAS, Newco and Target desire to amend the Merger Agreement pursuant to an Amendment No.1 to the Merger Agreement, which is annexed hereto as Annex 1 (the "MERGER AGREEMENT AMENDMENT");

         WHEREAS, pursuant to Section 6.3 of the Co-Investment Agreement, Newco cannot amend, or consent to an amendment of, the Merger Agreement without the prior written consent of both PSRT and KI;

         WHEREAS, PSRT and KI desire to consent to the Merger Agreement Amendment; and

         WHEREAS, the parties to the Co-Investment Agreement wish to amend the Co-Investment Agreement, pursuant to Section 16.6 thereof, in order to provide for, among other things, (1) the agreement that, if necessary, PSRT and KI shall, as soon as possible following the Effective Time (as defined in the Merger Agreement) of the Merger, cause the Surviving Corporation to amend and restate its charter (as defined in the Maryland General Corporation Law) to be substantially identical to the form of charter attached hereto as Exhibit H and
(2) the agreement that Newco shall take all action necessary, and PSRT and KI shall take all action necessary to cause Newco, to immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger, cause Newco to issue up to one hundred fifty (150) shares of preferred stock of Newco designated as the "Redeemable Preferred Stock."

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

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                                                                               2


         1. CONSENT OF PSRT AND KI TO MERGER AGREEMENT AMENDMENT. As required by Section 6.3 of the Co-Investment Agreement, each of PSRT and KI hereby consent to the execution and delivery of the Merger Agreement Amendment by Newco and to the terms and provisions thereof.

         2. WHEREAS CLAUSE. The Co-Investment Agreement is hereby amended by deleting the eighth (8th) whereas clause and replacing such whereas clause with the following:

         WHEREAS, immediately prior to the consummation of the Merger more than 100 individuals will subscribe for and purchase up to one hundred fifty
         (150) shares of preferred stock of Newco;

         3. SECTION 1.4. Section 1.4 of the Co-Investment Agreement is hereby amended by deleting the reference to "Exhibit B" in such section and replacing the reference to "Exhibit B" with the following:

         Exhibit B-1, in the case that the Target Charter Amendments Two-Thirds Vote (as defined in the Merger Agreement) is obtained, and Exhibit B-2, in the case that the Requisite Target Vote is obtained (as defined in the Merger Agreement) but the Target Charter Amendments Two-Thirds Vote (as defined in the Merger Agreement) is not obtained

         4. SECTION 2.1. Section 2.1 of the Co-Investment Agreement is hereby amended by deleting the reference to "Exhibit B" in such section and replacing the reference to "Exhibit B" with the following:

         Exhibit B-1, in the case that the Target Charter Amendments Two-Thirds Vote (as defined in the Merger Agreement) is obtained, and Exhibit B-2, in the case that the Requisite Target Vote (as defined in the Merger Agreement) is obtained but the Target Charter Amendments Two-Thirds Vote (as defined in the Merger Agreement) is not obtained

         5. SECTION 2.2(B). Section 2.2(b) of the Co-Investment Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

         Newco shall take all action necessary, and PSRT and KI agree to take all action necessary to cause Newco, to immediately prior to the Effective Time (as defined in the Merger Agreement), issue up to one hundred fifty (150) shares of Newco's Redeemable Preferred Stock to more than 100 individuals at a subscription price per share of $500.00. Subject to Section 2.2(a) and the foregoing provisions of this Section 2.2(b), the specific terms of the issuance and sale of shares of Redeemable Preferred Stock, including the number of shares to be issued and the identity and number of the persons to whom the shares will be issued shall be determined by the unanimous

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                                                                               3


         vote of the board of directors of Newco at least five (5) days prior to the Closing Date (as defined in the Merger Agreement).

         6. NEW SECTION 14.6. The Co-Investment Agreement is hereby amended by adding a new Section 14.6 immediately after Section 14.5 as follows:

         Section 14.6 AMENDMENT AND RESTATEMENT OF CHARTER OF SURVIVING Corporation. In the event that the Requisite Target Vote (as defined in the Merger Agreement) is obtained but the Charter Amendments Two-Thirds Vote (as defined in the Merger Agreement) is not obtained, as soon as possible following the Effective Time (as defined in the Merger Agreement) of the Merger, PSRT and KI shall take all action necessary to amend and restate the charter (as defined in the Maryland General Corporation Law) of the Surviving Corporation to be substantially identical to the form of charter attached hereto as Exhibit H.

         7. EXHIBIT H. The Co-Investment Agreement is hereby amended by inserting the exhibit attached hereto as Exhibit H immediately following Exhibit G of the Co-Investment Agreement. Pursuant to this paragraph 7, Exhibit H attached hereto shall be Exhibit H of the Co-Investment Agreement. For the avoidance of doubt, it is understood and agreed that Exhibit H attached hereto is the same as Exhibit B-1 to the Merger Agreement Amendment.

         8. SECTION 16.1(A). Section 16.1(a) of the Co-Investment Agreement is hereby amended by deleting the definition of "REIT Preferred Holders" in its entirety.

         9. SECTION 16.1(A). Section 16.1(a) of the Co-Investment Agreement is hereby amended by deleting the definition of "REIT Subscription Transaction" in its entirety and replacing it with the following:

         "REIT SUBSCRIPTION TRANSACTION" means the purchase by more than 100 individuals of up to one hundred fifty (150) shares of Newco's Redeemable Preferred Stock at a subscription price of $500 per share immediately prior to the Effective Time, which purchases will be effectuated for the purpose of allowing the Surviving Corporation to continue to qualify as a REIT and, to the extent the form of Charter attached to the Merger Agreement as Exhibit B-2 becomes the Charter of the Surviving Corporation because the Requisite Target Vote (as defined in the Merger Agreement) is obtained but the Target Charter Amendments Two-Thirds Vote (as defined in the Merger Agreement) is not obtained, complying with subparagraph A(4)(b)(iii) of Article IV of the Surviving Corporation's Charter.

         10. CONTINUED FORCE AND EFFECT. This Amendment No. 1 shall not constitute a waiver, amendment or modification of any other provision of the Co-Investment Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of

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                                                                               4


the Co-Investment Agreement are and shall remain in full force and effect. From and after the date hereof, all references to the Co-Investment Agreement shall be deemed to mean the Co-Investment Agreement, as amended by this Amendment No. 1.

         11. COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         13. AMENDMENTS. This Amendment No. 1 and any of the provisions hereof may not be amended, altered or added to in any manner except by a document in writing and signed by each party hereto.

         14. HEADINGS. The headings in this Amendment No. 1 are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be executed as of the date first written above; PROVIDED, that each of LF Strategic Realty Investors II L.P., LFSRI II-CADIM Alternative Partnership L.P. and LFSRI II Alternative Partnership L.P. has executed this Amendment No. 1 only for purposes of being bound by Section 11 of the Co-Investment Agreement, and Kimco Realty Corporation has executed this Amendment No. 1 only for purposes of being bound by Sections 2.2(a) and 12 of the Co-Investment Agreement.



                                   PROMETHEUS SOUTHEAST RETAIL TRUST


                                   By:  /s/ John A. Moore
                                        ---------------------------------------
                                        Name:   John A. Moore
                                        Title:  Vice President and Chief
                                                Financial Officer


                                   LF STRATEGIC REALTY INVESTORS II L.P.

                                   By   Lazard Freres Real Estate Investors
                                        L.L.C., its general partner


                                   By:  /s/ John A. Moore
                                        ---------------------------------------
                                        Name:   John A. Moore
                                        Title:  Managing Principal &
                                                Chief Financial Officer


                                   LFSRI II ALTERNATIVE PARTNERSHIP L.P.

                                   By   Lazard Freres Real Estate Investors
                                        L.L.C., its general partner


                                   By:  /s/ John A. Moore
                                        ---------------------------------------
                                        Name:   John A. Moore
                                        Title:  Managing Principal &
                                                Chief Financial Officer

                                   LFSRI II - CADIM ALTERNATIVE PARTNERSHIP L.P.

                                   By   Lazard Freres Real Estate Investors
                                        L.L.C., its general partner


                                   By:  /s/ John A. Moore
                                        ---------------------------------------
                                        Name:   John A. Moore
                                        Title:  Managing Principal &
                                                Chief Financial Officer


                                   KIMKON INC.


                                   By:  /s/ Michael V. Pappagallo
                                        ---------------------------------------
                                        Name:   Michael V. Pappagallo
                                        Title:  Vice President and
                                                Assistant Secretary


                                   PSCO ACQUISITION CORP.


                                   By:  /s/ Michael V. Pappagallo
                                        ---------------------------------------
                                        Name:   Michael V. Pappagallo
                                        Title:  Vice President and
                                                Assistant Secretary


                                   KIMCO REALTY CORPORATION


                                   By:  /s/ Michael V. Pappagallo
                                        ---------------------------------------
                                        Name:   Michael V. Pappagallo
                                        Title:  Vice President and
                                                Assistant Secretary